UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 8, 2013

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2013 Annual Meeting of Stockholders to be held on Friday, May 17, 2013, at 11:00 a.m., local time, at our principal offices located at 21823 – 30th Drive SE, Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement (which includes a notice of Internet availability of our proxy materials);

•	Our 2012 Annual Report to Stockholders; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE SE

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2013

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics” or the “Company”), will be held on Friday, May 17, 2013 at 11:00 a.m. local time at the principal offices of Seattle Genetics located at 21823 – 30th Drive SE, Bothell, Washington 98021, for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement to hold office until the Company’s 2016 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 22, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please ensure your representation and the presence of a quorum at the Annual Meeting by voting by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached proxy statement. Please note that if your shares are held in an account by your stockbroker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 8, 2013

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 17, 2013 at 21823 – 30th Drive SE, Bothell, Washington 98021

The proxy statement and annual report to stockholders are available at

http://materials.proxyvote.com/812578.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2013

Our Board of Directors is soliciting proxies for the 2013 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 22, 2013 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 120,996,959 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and our 2012 Annual Report, are being mailed to stockholders on or about April 8, 2013. This proxy statement and our 2012 Annual Report are also available on the Internet at http://materials.proxyvote.com/812578.

In this proxy statement:

•	“We,” “us,” “our” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2013 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 17, 2013 at 11:00 a.m. local time at our principal offices located at 21823 - 30th Drive SE, Bothell, Washington 98021. Directions to our principal offices may be found at www.seattlegenetics.com.

All stockholders who owned shares of our stock as of March 22, 2013, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 22, 2013, the record date. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. At the Annual Meeting, Clay B. Siegall and Eric L. Dobmeier will vote your shares as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

At the Annual Meeting, there are three matters scheduled for a vote:

•	to elect the three nominees for director named in this proxy statement to hold office until our 2016 Annual Meeting of Stockholders;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Board of Directors recommends a vote “FOR ALL” the nominees named herein for director and a vote “FOR” each of the other proposals.

VOTING OPTIONS

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in “street name”, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Seattle Genetics. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote in person at the Annual Meeting.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid proxy from your broker, bank or other nominee.

You may vote by telephone or electronically via the Internet.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet and you are a stockholder of record, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date;

•	submitting a new proxy by telephone;

•	submitting a new proxy via the Internet; or

•	voting in person at the Annual Meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if a stockholder of record either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or submit your proxy by telephone or via the Internet or attend the Annual Meeting in person) in order to vote on the proposals. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules that govern brokers, if you do not give instructions to your brokerage firm, it will still be able to vote your shares, but only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1) and the advisory vote on the compensation of our named executive officers (Proposal No. 3) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2) is considered to be discretionary and your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTES

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•

With respect to the election of directors (Proposal No. 1), the three nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

•

With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare Shareowner Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you return a signed and dated proxy card without marking voting selections or if you indicate when voting by telephone or the Internet that you wish to vote as recommended by the Board, then your shares will be voted as follows:

•	FOR ALL of the director nominees named herein (Proposal No. 1);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); and

•	FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3).

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. You can obtain a copy of any of these filings on our website at www.seattlegenetics.com, by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2014 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2014 Annual Meeting, you must submit your proposal in writing by December 9, 2013 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the 2014 Annual Meeting is not held between April 17, 2014 and June 16, 2014, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Proposals of stockholders and director nominations intended to be considered at the 2014 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 17, 2014 and no later than February 16, 2014; provided, however, that in the event the date of the 2014 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting, and less than 60 days’ notice is given prior to the 2014 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2014 Annual Meeting. The Chairman of the 2014 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2014 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2014 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of nine members. The Class III directors, whose terms expire at the 2013 Annual Meeting, are Marc E. Lippman, Franklin M. Berger and Daniel G. Welch. The Class I directors, whose terms expire at the 2014 Annual Meeting, are Srinivas Akkaraju, David W. Gryska and John P. McLaughlin. The Class II directors, whose terms expire at the 2015 Annual Meeting, are Clay B. Siegall, Felix Baker and Nancy A. Simonian. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Marc E. Lippman, Franklin M. Berger and Daniel G. Welch have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class III directors for three-year terms expiring at the 2016 Annual Meeting. Each of these nominees is currently a director who was previously elected by the stockholders.

Marc E. Lippman, Franklin M. Berger and Daniel G. Welch are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy at the meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS; CONTINUING DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 17, 2013, and certain other information about them are set forth below. The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting and retaining members who complement and strengthen the skills of the other members of the Board and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee and the Board to believe that such nominee or continuing director should continue to serve on the Board as of the date of this proxy statement.

Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Marc E. Lippman, M.D.	68	Director	June 2000	2013
Franklin M. Berger (2)	63	Director	June 2004	2013
Daniel G. Welch (1)	55	Director	June 2007	2013

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Srinivas Akkaraju, M.D., Ph.D.	45	Director	July 2003	2014
David W. Gryska (1) (2)	57	Director	March 2005	2014
John P. McLaughlin (2) (3)	61	Director	June 2007	2014
Clay B. Siegall, Ph.D.	52	President, Chief Executive Officer and Chairman of the Board	December 1997	2015
Felix Baker, Ph.D. (1) (3)	44	Lead Independent Director	July 2003	2015
Nancy A. Simonian, M.D. (3)	52	Director	March 2012	2015

(1)	Current member of the Compensation Committee.

(2)	Current member of the Audit Committee.

(3)	Current member of the Nominating and Corporate Governance Committee.

There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since May 2007, Dr. Lippman has served as the Kathleen and Stanley Glaser Professor of Medicine at the University of Miami Leonard M. Miller School of Medicine, and Chairman of the Department of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 400 peer-reviewed publications and one of the standard texts on breast cancer. He is a director of Ascenta Therapeutics, Inc., a privately-held biotechnology company. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha. Dr. Lippman’s extensive experience in treating patients and conducting oncology research at the National Cancer Institute and at the medical schools of the University of Miami, the University of Michigan and Georgetown University provides an important patient perspective and focus on innovation in our development of antibody-based therapies.

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and at Josephthal & Co. from November 1991 to August 1997. He holds an M.B.A. from the Harvard Graduate

School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of BELLUS Health, Inc. and Thallion Pharmaceuticals Inc., both publicly-traded biotechnology companies. In addition, Mr. Berger previously served as a director of VaxGen, Inc., Isotechnika, Inc. and Emisphere Technologies, Inc., all of which were publicly-traded companies during Mr. Berger’s service as a director. Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities as well as providing valuable experience in his role as a member of our Audit Committee.

Daniel G. Welch    Mr. Welch has served as one of our Directors since June 2007. Since September 2003, Mr. Welch has been Chief Executive Officer and President of InterMune, Inc., a biotechnology company and in May 2007, he assumed the additional role of Chairman of the Board of InterMune. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.A. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of InterMune, Hyperion Therapeutics, Inc., a publicly-traded biotechnology company and Corium International, Inc., a privately-held biotechnology company. Mr. Welch’s global commercial background and strong senior executive experience at a wide range of biotechnology companies, including currently serving as CEO of a publicly traded biotechnology company, gives him insight into the strategy and planning for a biopharmaceutical company that is valuable to our senior management as well as the other members of our Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR ALL OF

THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTOR PROFILES

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since January 2009, Dr. Akkaraju has been Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital advised J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (a wholly owned member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Intercept Pharmaceuticals, Inc., a publicly traded biotechnology company. Previously, Dr. Akkaraju served as a director on the boards of Barrier Therapeutics, Inc., Eyetech Pharmaceuticals, Inc. and Synageva Biopharma Corp., all publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing from his work at J.P. Morgan, Panorama Capital and New Leaf. This combination allows for Dr. Akkaraju to thoroughly understand our technology and provide strong business and strategic expertise.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. From May 2012 to December 2012, Mr. Gryska served as Chief Operating Officer and from August 2012 to December 2012, interim Chief Executive Officer of Myrexis Inc., a public biotechnology company. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. In addition to Seattle Genetics, Mr. Gryska serves on the board of Hyperion Therapeutics, Inc.. With his years of experience as Chief Financial Officer, at Celgene, Scios, and Cardiac Pathways, Mr. Gryska brings to the Board of Directors valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions. He also has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of several large, publicly traded corporations, which assists Mr. Gryska in fulfilling his duties as chair of our Audit Committee.

John P. McLaughlin    Mr. McLaughlin has served as one of our Directors since June 2007. Since December 2008, Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc., a publicly-traded biotechnology company. Previously he was Chief Executive Officer and a member of the Board of Directors of Anesiva, Inc., a biotechnology company, from January 2000 to June 2008. Prior to Anesiva, he was President of Tularik Inc., and before that spent 11 years at Genentech, Inc. in a number of senior management positions including Executive Vice President. Previously, Mr. McLaughlin represented pharmaceutical companies as a partner in a Washington, D.C. law firm that specializes in food and drug law and served as legal counsel to various subcommittees at the U.S. House of Representatives, drafting numerous measures that became U.S. Food and Drug Administration laws. Mr. McLaughlin was also co-founder, a director and Chairman of the Board of Eyetech Pharmaceuticals, Inc., which was acquired by OSI Pharmaceuticals in 2005. He was also a director and co-founder of Peak Surgical, Inc., a privately-held medical device company, which was acquired by Medtronic, Inc., a global medical device company. He is a director of PDL BioPharma, Inc. and AxoGen, Inc., a publicly-traded biotechnology company. In addition, Mr. McLaughlin previously served as a director of Anesiva, Inc., which was a publicly-traded company during Mr. McLaughlin’s service as a director. Mr. McLaughlin earned a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America. As the current CEO of a biotechnology company and former senior executive of several other biotechnology companies, Mr. McLaughlin possesses a strong understanding of the biotechnology industry and the competitive landscape that we must address in order to commercialize our product candidates. In addition, his past experience representing pharmaceutical companies in food and drug law and his contributions to pharmaceutical legislation add a unique perspective that is valuable to our senior management.

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Board chairman since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. In addition to Seattle Genetics, Dr. Siegall serves as a director of Alder BioPharmaceuticals, Inc., a privately-held biotechnology company and Mirna Therapeutics, Inc., a privately-held biotechnology company. Dr. Siegall’s experience in founding and building Seattle Genetics is integral to our company and its mission. His scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and the Board of Directors.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our lead independent director since February 2005. Dr. Baker is a Managing Partner of Baker Brothers Investments which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. In addition to Seattle Genetics, Dr. Baker currently serves as a director of Ardea BioSciences, Inc. and Synageva, Inc., both of which are publicly-traded biotechnology companies. In addition, Dr. Baker previously served as a director of AnorMED Inc., Conjuchem, Inc., Neurogen Corporation and Trimeris, Inc., all of which were publicly-traded companies during Dr. Baker’s service as a director. As a board member and investor in many successful biotechnology companies, Dr. Baker is able to draw on his experience and vision in investing in and building companies to add significant value to Board of Director discussions and company strategy.

Nancy A. Simonian, M.D.    Dr. Simonian has served as one of our directors since March 2012. Since July 2012, Dr. Simonian has served as the Chief Executive Officer of Syros Pharmaceuticals, Inc., a privately held life science company focused on gene control therapeutics. From 2001 to October 2011, Dr. Simonian was with Millennium Pharmaceuticals, Inc.: The Takeda Oncology Company, most recently serving as Chief Medical Officer and Senior Vice President of Clinical, Medical and Regulatory Affairs. From 1995 to 2001, Dr. Simonian was at Biogen (now Biogen Idec) and most recently served as Vice President of Clinical Research where she was responsible for clinical development and medical affairs of the neurology and oncology pipeline, including Avonex® and Tysabri®. Dr. Simonian currently serves as a director of the Personalized Medicine Coalition and previously served as a director of ArQule, Inc., a publicly traded biotechnology company. Prior to joining the pharmaceutical industry, Dr. Simonian was on the faculty of Massachusetts General Hospital and Harvard Medical School as an assistant professor of neurology. She received a B.A. in Biology from Princeton University and an M.D. from the University of Pennsylvania Medical School.

As a current and former senior executive of several other biotechnology companies, Dr. Simonian possesses a strong understanding of the biotechnology industry and the challenges that we must meet in order to develop and commercialize our product candidates.

EXECUTIVE OFFICERS

The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of May 17, 2013 and certain other information about them are set forth below:

Name of Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	52	Chief Financial Officer
Eric L. Dobmeier	44	Chief Operating Officer and Corporate Secretary
Vaughn B. Himes, Ph.D.	52	Executive Vice President, Technical Operations and Process Science
Christopher S. Boerner, Ph.D.	42	Senior Vice President, Commercial

EXECUTIVE OFFICER PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson currently serves on the executive committee of the board of directors of the Washington Biotechnology and Biomedical Association. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier joined Seattle Genetics in March 2002 and has served as our Chief Operating Officer since June 2011. Previously, he served in positions of increasing responsibility, most recently as our Chief Business Officer from May 2007 to June 2011. He has also served as our Corporate Secretary since March 2002. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier serves as a director of Stemline Therapeutics, Inc., a publicly-traded biotechnology company. Mr. Dobmeier received a J.D. from University of California, Berkeley School of Law and an A.B. in History from Princeton University.

Vaughn B. Himes, Ph.D.    Dr. Himes joined Seattle Genetics as Executive Vice President, Technical Operations, in April 2009 and has served as our Executive Vice President, Technical Operations and Process Science since July 2012. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March 2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo. Dr. Himes received a Bachelor of Arts in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.

Christopher S. Boerner, Ph.D.    Dr. Boerner has served as our Senior Vice President, Commercial since March 2012. Previously, he was our Vice President of Marketing from December 2010 until March 2012.Prior to that, he was with Dendreon Corporation from June 2010 to November 2010 where he led the marketing team.

From 2002 to 2010, he was with Genentech, a member of the Roche Group, where he served in a variety of commercial roles, including Director of Marketing on Avastin, Director of Avastin franchise management and Associate Director of Oncology Market Development. Prior to Genentech, Dr. Boerner was with McKinsey & Company, a global strategic management consulting firm, where he worked on a variety of pharmaceutical sales and marketing engagements. Dr. Boerner received his Ph.D. and M.A. in Business Administration from the Haas School of Business at the University of California, Berkeley, and holds an A.B. in Economics and History from Washington University in St. Louis.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as described in this paragraph, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Clay B. Siegall, our President and Chief Executive Officer. The Board of Directors also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders in making the determination that Dr. Baker is independent. The Board of Directors also considered Dr. Simonian’s past employment with Millennium: The Takeda Oncology Company and the relationship Seattle Genetics has with Millennium for development of ADCETRIS® (brentuximab vedotin) in making the determination that Dr. Simonian is independent.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure

Our Board of Directors has chosen to combine the principal executive officer and Board chairman positions and, in addition, has appointed a separate lead independent director. Dr. Siegall has served as our principal executive officer and Board chairman since 2004. At the present time, the independent directors believe that Dr. Siegall’s in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Board chairman. We believe that combining the positions of chief executive officer and Board chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined chief executive officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chairman with an extensive history with and knowledge of Seattle Genetics (as is the case with our chief executive officer) as compared to an independent Board chairman with less direct involvement.

The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/Board chairman. Since February 2005, Felix Baker has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Board chairman and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Board chairman is not in attendance.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing Seattle Genetics. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the Chief Executive Officer’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the respective committee chairmen, our Chief Financial Officer, our Vice President, Legal Affairs and Compliance and General Counsel, and other officers.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•

The Audit Committee oversees Seattle Genetics’ risk policies and processes relating to our financial statements and financial reporting processes, as well as healthcare compliance risks, key credit risks, liquidity risks, market risks and the guidelines, policies and processes for monitoring and mitigating those risks. In fulfilling this role, the Audit Committee conducts a quarterly risk-assessment process and reports its finding to the full Board of Directors. The Audit Committee also reviews and oversees related party transactions on behalf of Seattle Genetics.

•

The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in this proxy statement under the heading “Compensation of Executive Officers-Compensation and Risk”, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•

The Nominating and Corporate Governance Committee oversees risks related to Seattle Genetics’ governance structure and processes. In addition, our General Counsel works with our committees and Board to develop risk identification, risk management and risk mitigation strategies and reports periodically to the Board and the committees on Seattle Genetics’ risk profile and various management and mitigation strategies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2012, the Board met five times. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. During 2012, each of our directors attended at least 75% of the aggregate of Board and applicable committee meetings on which he or she served during 2012 for the period that he or she was a director or committee member.

Information about the Compensation Committee

The Compensation Committee consists of Felix Baker (chairman), David W. Gryska and Daniel G. Welch. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Compensation Committee held three meetings and acted by written consent twice during 2012. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our

1998 Stock Option Plan, Amended and Restated 2007 Equity Incentive Plan and Amended and Restated 2000 Employee Stock Purchase Plan, as well as our yearly Senior Executive Annual Bonus Plans. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Information about the Audit Committee

The Audit Committee consists of David W. Gryska (chairman), Franklin M. Berger and John P. McLaughlin. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Mr. Gryska is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held five meetings during 2012. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by NASDAQ. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Information about the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of John P. McLaughlin (chairman), Felix Baker and Nancy A. Simonian, who replaced Mr. Berger on the committee in March 2013. The Board of Directors has determined that all of the members of the Nominating Committee, including Mr. Berger, are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee met twice during 2012. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and making recommendations to the Board’s corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates and these characteristics are set forth in our Nominating and Corporate Governance Committee charter. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry, applicable expertise and the interplay of the candidate’s experience and skills with those of other Board members. In determining whether to recommend a director for re-election, the Nominating and Corporate

Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds; however, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our bylaws and applicable law, nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for nominating persons for election as directors are set forth in our bylaws and under the heading “Proposals for 2014 Annual Meeting.” The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. In order to recommend director candidates to the Nominating and Corporate Governance Committee, stockholders should follow the procedures in our bylaws for director nominations. If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether or not the candidate was recommended by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meetings of Stockholders, directors are encouraged to attend. Eight of our directors then serving attended the 2012 annual meeting of stockholders.

CERTAIN OTHER CORPORATE GOVERNANCE MATTERS

Communications with the Board of Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 - 30th Drive SE, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Proposals for 2014 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website at the website address specified above.

Whistleblower Policy

Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Cash Compensation.    Our nonemployee directors received an annual retainer of $40,000 in 2012 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings. In addition, in 2012, Dr. Baker received an annual retainer of $12,000 for his service as lead independent director. Our nonemployee directors also received the following additional annual retainers for service on committees of the Board in 2012:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$12,000	$6,000
Nominating and Corporate Governance Committee	$5,000	$3,000

For 2013, our nonemployee directors will receive an annual retainer of $50,000, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings, and our lead independent director will receive an additional retainer of $12,000. Our nonemployee directors will also receive the following additional annual retainers for service on committees of the Board in 2013:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$8,000
Nominating and Corporate Governance Committee	$10,000	$5,000

If a nonemployee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served.

Equity Compensation.    Our Board has established a policy of providing each person who becomes a nonemployee director of Seattle Genetics an initial nonstatutory stock option to purchase shares of our common stock under our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan. This initial option is granted on the date on which an optionee first becomes a nonemployee director of Seattle Genetics. Nancy A. Simonian received an initial option grant in connection with her appointment as a director in March 2012. In addition, on the date of each annual meeting of stockholders, each nonemployee director is granted an annual nonstatutory stock option to purchase shares of common stock under the 2007 Plan if, on such date, he or she had served on the Board for at least six months. In 2012, the initial option grant was for 25,000 shares of common stock and the annual options under the 2007 Plan were for 17,500 shares of common stock. For 2013, the Board revised the amount of these awards based on market data and to more closely align the equity compensation of the Board with that of management. As a result, nonemployee directors will now be provided an initial nonstatutory stock option to purchase 12,500 shares of common stock and an initial restricted stock unit grant covering 5,000 shares of common stock, and an annual nonstatutory stock option to purchase 8,750 shares of common stock and an annual restricted stock unit grant covering 3,500 shares of common stock. Accordingly, Felix Baker, Nancy A. Simonian, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch are expected to each receive an annual option for 8,750 shares of common stock and a restricted stock unit grant covering 3,500 shares of common stock under the 2007 Plan on the date of the Annual Meeting. Prior to March 2011, initial and annual grants were made pursuant to our 2000 Directors’ Stock Option Plan, or the Directors’ Plan, which expired in March 2011. Notwithstanding the above description, Srinivas Akkaraju and Felix Baker were not granted an initial option under the Directors’ Plan upon becoming directors of Seattle Genetics because they joined the Board in conjunction with their affiliated investment funds making substantial equity investments in Seattle Genetics.

The annual options granted under the 2007 Plan and the Directors’ Plan become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the initial options under the 2007 Plan and the Directors’ Plan become exercisable as to 1/4th of the shares subject to the initial option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the initial option ratably each month thereafter. The restricted stock units to be granted in the future to our non-employee directors under the 2007 Plan will vest in full upon the third anniversary of grant. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options or restricted stock units under the 2007 Plan and the Directors’ Plan, as applicable, immediately prior to a change in control of Seattle Genetics. The exercise price of the initial options and the annual options is equal to the fair market value of our common stock on the NASDAQ Global Select Market on the date the option is granted. Both initial options and annual options under the 2007 Plan and the Directors’ Plan have ten year terms. The options granted to nonemployee directors under the 2007 Plan and the Directors’ Plan remain exercisable for up to ninety days following the optionee’s termination of service, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board). Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch, each received an annual option under the 2007 Plan for 17,500 shares on May 18, 2012, the date of our 2012 Annual Meeting. However, Nancy A. Simonian did not receive such a grant because she had served as a director for less than six months at the time of the 2012 Annual Meeting. Although we anticipate that our Board of Directors will continue our equity compensation arrangements for nonemployee directors on the same terms as described above for initial and annual equity grants under the 2007 Plan, it is within the Board’s discretion to continue our equity compensation arrangements for nonemployee directors, and the Board may determine to implement new or revised equity compensation arrangements for our nonemployee directors that differ from those described above.

In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all directors should, not later than five years from the date an individual becomes a director, own a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director. All of our then-current directors were in compliance with these director ownership guidelines as of December 31, 2012, the date the Nominating and Corporate Governance Committee used to assess such compliance for 2012.

Processes and Procedures for Determining Director Compensation.    The full Board of Directors considers and determines director compensation and seeks input from executive officers and outside compensation consultants as it deems appropriate. For example, in September 2012, Compensia, Inc., our Compensation Committee’s compensation consultant, conducted a survey of director compensation at our then peer group companies to compare our director compensation to director compensation at these peer group companies. We review our peer group companies annually and the group for 2012 is listed under the heading “Compensation Discussion and Analysis—Compensation Philosophy and Objectives.” As a result of that survey, we adjusted our nonemployee director compensation beginning in 2013 to better reflect the average compensation received by members of the boards of directors of our peer companies. Our nonemployee director compensation arrangements for 2013 are discussed above.

Director Compensation Table.    The following table sets forth all of the compensation awarded to or earned by each person who served as a nonemployee director during 2012. Dr. Siegall, our only employee director, receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses.

Name	Fees Earned ($)	Option Awards ($) (1) (10)	Total ($)
Marc E. Lippman, M.D. (2)	40,000	153,813	193,813
Franklin M. Berger (3)	63,000	153,813	216,813
Srinivas Akkaraju, M.D., Ph.D. (4)	40,000	153,813	193,813
David W. Gryska (5)	56,000	153,813	209,813
Felix Baker, Ph.D. (6)	67,000	153,813	220,813
John P. McLaughlin (7)	55,000	153,813	208,813
Daniel G. Welch (8)	46,000	153,813	199,813
Nancy A. Simonian (9)	30,000	246,742	276,742

(1)	The amounts in this column represent the aggregate full grant date fair value of options granted during 2012 calculated in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	The fees earned by Dr. Lippman consist of a $40,000 retainer for Board service. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(3)	Mr. Berger was chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee in 2012. The fees earned include a $40,000 retainer for Board service, a $20,000 retainer for service as the chairman of our Audit Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(4)	The fees earned by Dr. Akkaraju consist of a $40,000 retainer for Board service. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(5)	Mr. Gryska was a member of our Audit Committee and Compensation Committee in 2012. The fees earned include a $40,000 retainer for Board service, a $10,000 retainer for service as a member of the Audit Committee, and a $6,000 retainer for service as a member of the Compensation Committee. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(6)	Dr. Baker was our lead independent director, chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee in 2012. The fees earned include a $40,000 retainer for Board service, a $12,000 retainer for service as the lead independent director, a $12,000 retainer for service as the chairman of our Compensation Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(7)	Mr. McLaughlin was chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee in 2012. The fees earned include a $40,000 retainer for Board service, a $10,000 retainer for service as a member of our Audit Committee and a $5,000 retainer as chairman of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(8)	Mr. Welch was a member of our Compensation Committee in 2012. The fees earned include a $40,000 retainer for Board service, and a $6,000 retainer for service as a member of our Compensation Committee. The option awards amount represents the grant date fair value of an option granted on May 18, 2012.

(9)	The fees earned by Dr. Simonian consist of a $30,000 retainer for nine months of Board service in 2012. The option awards amount represents the grant date fair market value of an option granted on March 19, 2012, the date on which she was elected as a director.

(10)	As of December 31, 2012, our nonemployee directors held outstanding options to purchase the following number of shares of our common stock: Dr. Baker (112,500); Dr. Lippman (52,500); Mr. Berger (52,500); Dr. Akkaraju (62,500); Mr. Gryska (87,500); Mr. McLaughlin (72,500), Mr. Welch (91,381) and Dr. Simonian (25,000).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 22, 2013 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each named executive officer and by all executive officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive SE, Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3)	19,512,451	16.1%
Baker Brothers Advisors, LLC 667 Madison Avenue, 21st Floor New York, NY 10065

FMR LLC (4)	16,072,490	13.3%
82 Devonshire Street Boston, MA 02109

PRIMECAP Management Company (5)	10,523,157	8.7%
225 South Lake Avenue, #400 Pasadena, CA 91101

Capital Group International, Inc. (6)	9,388,821	7.8%
11100 Santa Monica Boulevard Los Angeles, CA 90025

Columbia Wanger Asset Management, LLC (7)	8,965,304	7.4%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

BlackRock, Inc. (8)	8,793,709	7.3%
55 East 52nd Street New York, NY 10055

Wellington Management Company, LLC (9)	6,445,082	5.3%
280 Congress Street Boston, MA 02210

Clay B. Siegall, Ph.D. (10)	2,304,322	1.9%

Todd E. Simpson (11)	188,254	*

Christopher A. Boerner, Ph.D. (12)	75,391	*

Eric L. Dobmeier (13)	140,024	*

Thomas C. Reynolds, M.D., Ph.D. (14)	58,001	*

Marc E. Lippman, M.D. (15)	170,450	*

Franklin M. Berger (16)	236,220	*

David W. Gryska (17)	96,000	*

John P. McLaughlin (18)	97,500	*

Daniel G. Welch (19)	97,500	*

Srinivas Akkaraju, M.D., Ph.D. (20)	72,905	*

Nancy A. Simonian, M.D. (21)	7,291	*

All directors and executive officers as a group (22)	23,328,530	18.9%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise or otherwise, within 60 days after March 22, 2013.

(2)	Percentage of common stock equivalents is based on a total of 120,996,959 shares of common stock outstanding as of March 22, 2013. For each named person, the percentage ownership includes common stock that the person has the right to acquire within 60 days after March 22, 2013, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2012.

(3)	Includes 3,868,576 shares of common stock owned by 667, L.P., 15,131,223 shares of common stock owned by Baker Brothers Life Sciences, L.P. and 323,148 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 112,500 shares issuable upon exercise of options held by Dr. Baker that are exercisable within 60 days of March 22, 2013 and 77,004 shares of common stock held by Dr. Baker directly.

(4)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2013. According to the Schedule 13G/A, FMR LLC has sole power to vote or direct the vote of 950 shares of common stock and sole power to dispose or to direct the disposition of 16,072,490 shares of common stock. According to the Schedule 13G/A, Fidelity Growth Company Fund has the right to receive or the power to direct dividends from, or the proceeds from the sale of, 11,820,629 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and March 22, 2013.

(5)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2013. According to the Schedule 13G/A, PRIMECAP Management Company has sole power to vote or direct the vote of 8,007,300 shares of common stock and sole power to dispose or to direct the disposition of 10,523,157 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and March 22, 2013.

(6)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting persons on February 12, 2013. According to the Schedule 13G/A, Capital Group International, Inc. (“CGII”) has sole power to vote or direct the vote of 8,214,321 shares of common stock and sole power to dispose or direct the disposition of 9,388,821 shares of common stock, and Capital Guardian Trust Company (“CGTC”) has sole power to vote or direct the vote of 6,555,121 shares of common stock and sole power to dispose or direct the disposition of 7,571,221 shares of common stock. According to the Schedule 13G/A, CGII is the parent holding company of a group of investment management companies, including CGTC. The Schedule 13G/A filed by the reporting persons provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting persons may have changed between December 31, 2012 and March 22, 2013.

(7)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 13, 2013. According to the Schedule 13G/A, Columbia Wanger Asset Management, LLC (“CWAM”) has sole power to vote or to direct the vote of 8,369,000 shares of common stock and sole power to dispose or direct the disposition of 8,965,304 shares of common stock. According to the Schedule 13G/A, Columbia Acorn Fund has sole voting and dispositive power over 6,550,000 shares. CWAM is the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, and may be deemed to beneficially own the shares reported by Columbia Acorn Fund. Accordingly, the shares reported in the Schedule 13G/A by CWAM include those shares separately reported in the Schedule 13G/A by Columbia Acorn Fund. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and March 22, 2013.

(8)

The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on January 30, 2013. According to the Schedule 13G, BlackRock, Inc. has sole voting and dispositive power over 8,793,709 shares of common stock. The Schedule 13G filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and March 22, 2013.

(9)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2013. According to the Schedule 13G/A, Wellington Management Company, LLP has shared power to vote or to direct the vote of 4,497,671 shares of common stock and shared power to dispose or to direct the disposition of 6,445,082 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and March 22, 2013.

(10)	Includes 1,379,498 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(11)	Includes 115,517 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(12)	Includes 72,957 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(13)	Includes 78,296 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(14)	Dr. Reynolds resigned from Seattle Genetics effective February 15, 2013.

(15)	Includes 52,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(16)	Includes 52,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(17)	Includes 77,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(18)	Includes 72,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(19)	Includes 91,381 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(20)	Includes 62,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(21)	Consists solely of 7,291 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

(22)	Includes 2,447,161 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 22, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based primarily on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2012, all of these reporting persons complied with all applicable filing requirements, except that two Form 4 filings, each reporting the grant of an annual stock option to a non-employee director, were filed one day late in May 2012.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.

Stockholder approval of this Proposal No. 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS A VOTE FOR

THIS PROPOSAL NO. 2

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2012 and 2011 and their aggregate fees for services rendered were as follows:

Type of Fees	2012	2011
Audit Fees	$632,000	$650,000
Audit-Related Fees	—	—
Tax Fees	14,100	35,763
All Other Fees	1,800	1,800

Total fees	$647,900	$687,563

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during fiscal 2012 or 2011.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees.

All Other Fees.    All other fees include any fees billed that are not audit, audit related, or tax fees. In 2012 and 2011, these fees related to accounting research software.

Pre-Approval Policies and Procedures

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2012 were pre-approved.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently David W. Gryska (chairman), Franklin M. Berger and John P. McLaughlin. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that David W. Gryska is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2012. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2012 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

David W. Gryska (chairman)

Franklin M. Berger

John P. McLaughlin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2012 (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At the 2010 Annual Meeting, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, at last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting of Stockholders. At the 2012 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the proposal, with approximately 99% of the votes cast voting in favor of the proposal. This year we are again asking our stockholders to vote “FOR” the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis”, our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Seattle Genetics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation discussion and analysis discusses the total compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2012, which officers are referred to as our “Named Executive Officers.” Our compensation discussion and analysis describes our overall executive compensation philosophy, objectives and practices, as well as the Compensation Committee’s decisions and determinations regarding executive compensation for 2012 and 2013.

Executive Summary

The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs, which include our yearly Senior Executive Annual Bonus Plans, Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, and Amended and Restated 2000 Employee Stock Purchase Plan.

The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for 2012 include:

•

Continued execution of our sales strategy for ADCETRIS in the United States, including achieving high penetration in our largest labeled indication and building significant awareness of our drug with physicians and patients.

•

Implemented ADCETRIS life cycle strategy, including execution on a large number of corporate and investigator-sponsored clinical trials (ISTs), as well as providing support to Millennium for European Union approval. In addition, implemented a second source strategy for drug product and bulk drug substance, and achieved a high success rate across the supply chain during the year.

•

As of December 31, 2012 our one year and three year total shareholder return, or TSR, was 38.58% and 31.63% respectively, compared to an industry median TSR of 18.36% and 7.94%, respectively, for the same proceeds (as published by Institutional Shareholder Services, or ISS).

•

Successfully negotiated special protocol assessments, or SPAs, with the U.S. Food and Drug Administration, or FDA, for three ADCETRIS registrational clinical trials in relapsed cutaneous T-cell lymphoma, front-line advanced classical Hodgkin lymphoma and front-line mature T-cell lymphoma, and made strong progress towards initiation of all three trials.

•

Submitted an investigational new drug application, or IND, to the U.S. Food and Drug Administration, or FDA, for SGN-CD19A, delivered key milestones towards planned 2013 IND submissions for SGN-CD33A and SGN-LIV1A, and generated strong research throughput on next generation antibody-drug conjugate (ADC) technology and new antibody targets for our pipeline.

•	Completed an expansion of our existing ADC collaboration with AbbVie Biotechnology (formerly Abbott Laboratories).

The highlights of our executive compensation program for 2012 and 2013 include:

•

Our Chief Executive Officer, Dr. Siegall, beneficially owns 1.9% of our common stock, based on shares outstanding on March 22, 2013, which significantly aligns his interests with those of our stockholders.

•

The principal, ongoing elements of the compensation of our Named Executive Officers (i.e., base salary, annual cash incentive awards and annual stock award compensation) is generally targeted at between the 50th and 75th percentile for similarly positioned executives based on the data from our peer group (which is periodically reviewed and updated by our Compensation Committee).

•

Our annual cash incentive awards under our Senior Executive Annual Bonus Plans are variable in that any cash awards are based solely on the extent of corporate and, other than with respect to Dr. Siegall, individual performance.

•

For 2012, annual equity awards for our Named Executive Officers were delivered in a combination of stock options and restricted stock units, with stock options representing 50% of the overall value of the stock awards granted. Consequently, the “earned value” of 50% of each Named Executive Officer’s annual stock awards for 2012 is contingent on stock price appreciation over the longer term. In addition, each of the stock awards is subject to a service-based vesting requirement.

•	Seattle Genetics provides very few executive fringe benefits. We do not offer access to car allowances, personal security, financial planning advice, tax preparation services or club memberships.

•

In line with our pay for performance philosophy, Seattle Genetics offers reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation.

•	Our equity plans do not permit repricing underwater stock options without stockholder approval.

Approximately 99% of the votes cast in the stockholder advisory vote on executive compensation approved our executive compensation described in last year’s proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our Named Executive Officers. Although the majority of the decisions related to our executives’ compensation for fiscal year 2012, including base salary, target bonus levels and performance objectives under our 2012 Senior Executive Annual Bonus Plan were already set prior to the stockholder advisory vote, the Compensation Committee determined that no changes were needed mid-year as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee maintained a consistent approach in making 2013 compensation decisions.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, in the range of the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and rewarding additional performance by adjusting compensation upwards towards the 75th percentile of our peer group if an individual’s performance greatly exceeds expectations. The elements of compensation included in the competitive peer group analysis generally are base salaries, annual incentives, long-term incentives and severance benefits. The Compensation Committee generally seeks to target a mix between cash compensation and long-term equity incentives similar to the mix of the companies in our peer group. Our Compensation Committee believes that it is important to target compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the high quality executives whose efforts are key to our long-term success.

At the time the Compensation Committee makes executive compensation decisions, the Compensation Committee also reviews individual performance and our company’s performance against established company corporate and strategic goals. In this regard, decisions with respect to the principal, ongoing elements of compensation for our executive officers are based primarily upon the Compensation Committee’s assessment of (i) each individual’s performance as assessed by Dr. Siegall, our CEO, in consultation with the Compensation Committee and our Senior Vice President, Human Resources (Dr. Siegall does not assess his own performance, however) and (ii) our performance measured against corporate and strategic goals as defined by the Board of Directors. Determinations of individual performance at the executive officer level are generally not based on the achievement of separately established goals but rather, on the individual’s performance with respect to (and contributions toward) the achievement of established department goals, if any, and our established corporate and strategic goals. These same metrics are used by management to evaluate the performance of all of our employees with supervisors providing guidance regarding individual performance relative to individual goals. The Compensation Committee believes that successful execution against goals is the best way to enhance long-term stockholder value.

The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations, overall levels of long-term equity compensation and discretionary bonuses. However, as set forth below, bonus awards under our Senior Executive Annual Bonus Plans are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on individual performance and the achievement of established company goals. Since 2011, the Compensation Committee has delivered annual stock awards in a combination of stock options and restricted stock units, with stock options currently representing 50% of the overall value of the stock awards granted and with restricted stock units comprising the other 50%. Factors affecting the Compensation Committee’s judgments include individual performance, contributions to corporate and strategic goals, and the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve the corporate goals. The Compensation Committee also periodically consults with executive compensation consultants and, in 2011 and 2012, considered the compensation levels of similarly positioned executives at the peer group companies discussed below in determining the mix of compensation elements for the executive officers.

The peer group used by the Compensation Committee to determine compensation for 2012 was selected by the Compensation Committee, with input provided by members of executive management, and a review of biotechnology and pharmaceutical companies that were similar to Seattle Genetics in market capitalization, development stage and business model. The peer group in 2012 consisted of:

Acorda Therapeutics, Inc. ARIAD Pharma Auxilium Pharmaceuticals, Inc. BioMarin Pharmaceuticals, Inc. Cubist Pharmaceuticals, Inc. Dendreon Corporation	Exelixis, Inc. Genomic Health, Inc. Halozyme Therapeutics, Inc. ImmunoGen, Inc. Incyte Corporation	InterMune, Inc. Onyx Pharmaceuticals, Inc. Regeneron Pharmaceuticals, Inc. Salix Pharmaceuticals, Inc. ViroPharma Incorporated

The Compensation Committee reviews the peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. In this regard, the peer group was revised by the Compensation Committee in November 2012 for use in compensation decisions in 2013 to consist of:

Acorda Therapeutics, Inc. ARIAD Pharma Auxilium Pharmaceuticals, Inc. BioMarin Pharmaceuticals, Inc. Cubist Pharmaceuticals, Inc. Exelixis, Inc.	Genomic Health, Inc. ImmunoGen, Inc. Incyte Corporation InterMune, Inc. Medivation, Inc. Onyx Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc. Salix Pharmaceuticals, Inc. Pharmacyclics, Inc. Theravance, Inc. United Therapeutics, Inc. ViroPharma, Incorporated

Compensation Consultants and Management Participation in Compensation Decisions

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with Compensia and Radford for advice on matters related to compensation for executive officers and other key employees. The Compensation Committee has consulted with Radford and Compensia periodically with respect to specific questions or as new compensation programs are considered and to update the benchmarking information on an annual basis. In 2012, Radford was retained by Seattle Genetics to conduct benchmarking analyses for our non-executives, and Compensia was retained by Seattle Genetics at the request of our Compensation Committee to conduct benchmarking analyses for our executives and directors. In particular, Compensia provided salary compensation reports for our executive officers against our peer group in early 2012 in preparation for 2012 salary and cash bonus compensation decisions, and preparation of equity comparisons against our peer group for executive officers and key personnel in August 2012. Radford performed a similar benchmarking exercise with regard to the compensation of non-executive employees only. Dr. Siegall, our CEO, makes recommendations to the Compensation Committee with respect to base salary levels, individual performance assessment and the levels of long-term equity compensation to be awarded to our other executive officers in consultation with our compensation consultants and our Senior Vice President, Human Resources, Christopher Pawlowicz. Compensia provided benchmarking information but did not make specific recommendations with regard to the compensation of the executive officers. In addition, Mr. Pawlowicz supports the Compensation Committee in its work from time to time at the Compensation Committee’s request, including providing historical and prospective breakdowns of the compensation components for each executive officer.

In March 2013, the Compensation Committee analyzed whether the work of Compensia as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Compensia; (ii) the amount of fees from our company paid to Compensia as a percentage of the firm’s total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors, that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to our company has not created any conflict of interest. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for Dr. Siegall and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by our peer group for similar positions. The base salary for each executive officer is initially targeted on an annual basis near the 50th percentile for similarly positioned executives based on the data from our peer group as well as data from various surveys. Annual salary adjustments are based primarily on a review of the competitive market salaries and general levels of market increases in salaries of similarly positioned executives in our peer group, and adjusted based on individual performance, achievement of our corporate and strategic goals, changes in job duties and responsibilities and budget considerations, as applicable. Annual salary adjustments are effective February 1 of each year.

Annual Incentive Compensation.    Each year we adopt a Senior Executive Annual Bonus Plan, or Executive Bonus Plan, which provides cash incentives designed to reward each executive’s individual contribution and performance toward achieving key corporate goals. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate goals, such as research, development and clinical milestones, hiring goals, sales and commercial goals, strategic alliances, licensing and partnering transactions and financings. The Compensation Committee determines the relative achievement of the specific corporate goals following the end of the particular fiscal year. Under each of our Executive Bonus Plans, the Compensation Committee also has the discretion to take into account significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the relevant corporate and individual achieved performance percentages for the relevant year. Dr. Siegall, our CEO and the manager of the executive team, assesses the other executives’ contributions to the corporate goals, and makes a recommendation to the Compensation Committee with respect to such individual’s achieved performance percentage and the Compensation Committee then makes a final determination of the individual performance percentage. The company performance percentage and individual performance percentage are then multiplied by a base pay target percentage for each executive officer to determine the actual amount of the bonus award. The base pay target percentage for each executive officer is determined by the Compensation Committee at the beginning of the fiscal year on a position level basis so that all individuals with the same position level have the same base pay target percentage. The base pay target percentages for each position level are based on benchmarking potential bonuses for similarly positioned executives at companies included in our peer group. These percentages are reviewed on an annual basis and adjusted based on the results of benchmarking information provided by our compensation consultants but are generally set at the 50th percentile for annual cash bonuses at such position level. For 2012, the Compensation Committee determined the following base pay target percentages:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	75%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Financial Officer (Mr. Simpson) and Former Chief Medical Officer (Dr. Reynolds)	45%
Senior Vice President (Dr. Boerner—since March 2012)	40%

Our company’s achieved performance percentage and/or the individual achieved performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that neither percentage may exceed 150%. Accordingly, each executive officer’s bonus opportunity under each Executive Bonus Plan is capped, and in addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under the Executive Bonus Plan (other than Dr. Siegall whose bonus is based solely on the achievement of our company goals).

The weight between the company performance percentage and the individual performance percentage used for determining the actual cash bonus award is split for all executive officers based on position. For the executive officers, other than Dr. Siegall and Mr. Dobmeier, the final performance percentage during 2012 was based 60% on company performance and 40% on the individual’s performance. Accordingly, assuming Seattle Genetics had met 100% of its 2012 company goals, an executive officer who had an individual achieved performance percentage of 150%, had a base salary target percentage of 40% and had a base pay rate of $100,000 would have received a bonus of $48,000 ((100% x 0.6) + (150% x 0.4) = 120%; and 120% x 40% = 48%; and 48% of the executive’s base pay rate of $100,000 = $48,000). Mr. Dobmeier’s final performance percentage during 2012 was based 80% on company performance and 20% on his individual performance. Dr. Siegall’s final performance percentage is determined by the Compensation Committee in its sole discretion, usually based solely on overall achievement of corporate goals, but may be adjusted by the Compensation Committee taking into account annual bonuses of chief executive officers at peer group companies and recommendations provided by our compensation consultants, although this did not occur in 2012.

In making its assessment regarding the extent to which the pre-defined corporate performance measures for that year have been achieved, the Compensation Committee considers both the extent to which the corporate performance measures were achieved as well as the relative importance of the corporate performance measures that were achieved as compared to any corporate performance measures that were not achieved, and assesses our performance as against the performance measures on an overall basis. Because the corporate performance measures are generally stretch goals and vary in terms of relative importance to Seattle Genetics, the Compensation Committee has not historically given specific weightings to the various corporate performance measures. Accordingly, the company performance percentage determined by the Compensation Committee in any given year may be either greater or less than the percentage of the total corporate objectives for that year that were actually fully achieved. The corporate performance measures used in 2012 were primarily based on sales of ADCETRIS, the advancement of development and clinical activities related to ADCETRIS and our lead product candidates, including clinical trial initiation, enrollment and completion, and expense management and stock performance, all of which the Compensation Committee believes strongly relate to the creation of total stockholder value. Seattle Genetics’ performance targets in 2012 were:

•	Achieving sales goals as determined by the Board for ADCETRIS;

•	Ensuring manufacturing to meet commercial demand for ADCETRIS;

•	Supporting Millennium in seeking European Medicines Agency, or EMA, approval for ADCETRIS;

•	Submitting an application for marketing approval of ADCETRIS in Canada;

•	Initiating key additional trials for ADCETRIS;

•	Meeting enrollment goals for the phase III AETHERA trial evaluating ADCETRIS in post-transplant Hodgkin lymphoma patients and the phase II trial evaluating ADCETRIS in non-Hodgkin lymphoma patients;

•	Continuing progress in development of SGN-75;

•	Submitting an IND to the FDA for SGN-CD19A;

•	Completing specified business development transactions;

•	Achieving goals relating to hiring and retention based on industry averages;

•	Achieving stock performance metrics relative to appropriate biotechnology indexes; and

•	Managing expenses to budget.

We met substantially all of our performance targets for 2012. A few goals initially established for 2012 were not fully met, including goals relating to ADCETRIS sales, enrollment in a clinical trial and business development. In this regard, certain of our 2012 performance goals were aggressive and set at challenging levels, including those relating to ADCETRIS sales and business development efforts, such that the attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers in order to receive the maximum bonus payout. While we did not fully meet all of our goals, we achieved the substantive portion of the goals that we did not fully meet and in several cases exceeded multiple goals related to ADCETRIS, other pipeline programs and stock performance, which the Compensation Committee determined should be considered in the total analysis of determining performance against the stated goals. Consequently, the Compensation Committee determined our corporate performance percentage to be 110% for 2012. This determination, together with the individual achieved performance percentages, resulted in levels of bonus awards under the 2012 Executive Bonus Plan above target. Individual bonus determinations for 2012 are discussed in more detail under the heading “Compensation Discussion and Analysis—2012 Compensation Decisions” below.

The corporate goals set for 2013 are intended to be difficult to achieve and include:

•	Achieving sales goals for ADCETRIS;

•	Supporting Millennium in conducting Phase III clinical trials of ADCETRIS;

•	Initiating additional trials for ADCETRIS;

•	Meeting enrollment goals for clinical trials;

•	Submitting INDs for two future candidates;

•	Continuing progress on pipeline and research programs;

•	Completing specified business development transactions;

•	Achieving goals relating to hiring and retention;

•	Achieving stock performance relative to appropriate biotechnology indexes; and

•	Managing expenses to budget.

Discretionary and Other Bonus Awards.    The Compensation Committee may also award discretionary bonuses for special recognition of achievement, which are generally awarded to other employees at the same time for the same event, such as for successful completion of a clinical trial. Additionally, each employee, including executive officers, receives a bonus of $500 upon her or his five year anniversary, $1,500 upon his or her ten year anniversary and $1,500 upon his or her fifteen year anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics.

Long-Term Incentive Compensation

Long-term incentive compensation in the form of stock awards is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, significant stock awards are made at the time an executive officer commences employment. Thereafter, stock awards may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case an award will normally be made at that time, or for recognition of outstanding performance. Upon hiring an executive officer, stock awards generally will be made on the last business day of the month in which the officer commences employment. Annual stock awards to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made in August. Seattle Genetics does not have any program, plan or practice to time stock awards to its executives or other employees in coordination with the release of material, non-public information.

Prior to August 2011, all stock awards were made entirely in the form of stock options. Starting in August 2011, we began granting stock awards to our executive officers by delivering a combination of stock options and restricted stock units because the Compensation Committee determined that companies in our peer group were increasingly granting full value awards such as restricted stock units and, therefore, restricted stock units would need to be part of a competitive compensation package to attract and retain highly qualified executives. In this regard, while both stock options and restricted stock units enable our executive officers to benefit, like stockholders, from any increases in the value of our stock, stock options deliver future value only if the value of our stock increases above the exercise price. In contrast, restricted stock units deliver fully paid shares of our stock upon vesting, so they retain some value even if our stock price declines, stays flat or only increases marginally after the restricted stock unit is granted. Each restricted stock unit represents a right to receive one share of our common stock following vesting and, with respect to our annual and new hire grants, vests in full three years from the date of grant, subject to continued service.

In August 2012, the Compensation Committee considered annual stock awards for current executive officers based on benchmarking data prepared by Compensia and recommendations from Dr. Siegall with respect to individual performance reviews. In addition, the Compensation Committee considered the recommendation provided by management based on benchmarking information from Compensia regarding the promotion grants for Dr. Boerner in February 2012 discussed below. Dr. Siegall’s annual stock award recommendations are developed based on the individual’s position with Seattle Genetics, each employee’s individual performance during the prior year, and benchmarking information provided by Compensia against our peer group. The size of each new hire or promotion stock award made to officers, including Dr. Boerner’s promotion grants in February 2012, is recommended by Dr. Siegall based on peer group benchmarking information provided by our compensation consultant and is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s potential for future responsibility and promotion. In addition, in determining annual stock awards to executive officers, prior grant levels or the extent to which such executive officer is currently vested in his or her stock awards are reviewed by the Compensation Committee. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate. Generally, the proposed annual stock awards are targeted at the 50th percentile for such position and then adjusted up based on individual performance in a range from the 50th percentile to the 75th percentile for such position based on benchmarking data derived from our peer group. If an individual’s performance exceeded expectations, such stock awards will often be increased to the 65th percentile and if such performance greatly exceeded expectations, the stock awards may be adjusted to the 75th percentile. After this adjustment, the Compensation Committee will review the extent to which such executive officer is currently vested in his or her stock awards to determine if additional adjustments need to be made in order to increase the incentive for such executive officer to remain with Seattle Genetics for an additional period of time. The Compensation Committee did not make any such adjustments in 2012.

In determining the number of shares subject to the stock options and restricted stock units granted to our Named Executive Officers in August 2012 and February 2012, the Compensation Committee first determined the value of overall annual stock awards, as described in the preceding paragraph, and then determined the mix of stock awards between stock options and restricted stock units by choosing to deliver the value of the annual stock awards 50% in stock options and 50% in restricted stock units. The ratio of restricted stock units to options chosen by the Compensation Committee was based in part on benchmarking data prepared by Compensia and in part on an effort to balance the greater per-share value of the restricted stock units as opposed to stock options.

Seattle Genetics does not have ownership guidelines for its officers (other than its chief executive officer) because officer compensation is set within a typical market range and is already performance-based. In addition, we believe that ownership guidelines for executive officers (other than chief executive officers) are rare in biotechnology companies and as such would put Seattle Genetics at a competitive disadvantage compared to its peer group.

The exercise price of our stock options is always equal to the fair market value (our closing price on the NASDAQ Global Select Market) of our common stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. Restricted stock units granted to our Named Executive Officers in August 2012 vest in full on the third anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the stock award will provide a return to the employee only if he or she remains in our service, and, in the case of the stock option component, only if the market price of our common stock appreciates over the option term.

Other types of stock awards have not been granted historically, although the Compensation Committee retains the discretion to award other types of stock awards in the future.

Post-Termination Protection

We do not have a severance plan for employees generally but our 2007 Plan and our 1998 Stock Option Plan provide for acceleration of vesting in connection with specified change in control events. However, we have provided for severance payments to executive officers through individual employment agreements with such officers. After consulting with Radford, Seattle Genetics entered into employment agreements in 2006 with its executive officers at the Senior Vice President level providing for severance benefits that already existed for our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment or payment in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer is terminated without cause or constructively terminated, except for Dr. Siegall, who has the additional benefit of receiving a severance benefit equal to 200% of his annual base salary if he is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, all officers receive 12 months of accelerated vesting of any outstanding stock awards (i.e., stock options or restricted stock units) if such officer is terminated without cause or constructively terminated, or 100% acceleration of vesting of any outstanding stock awards if such officer is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics or if the acquiror does not assume, substitute or otherwise replace any outstanding stock awards. In addition, Dr. Siegall receives 100% acceleration of vesting of any outstanding stock award upon a change in control. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months in the case of Dr. Siegall if his employment is terminated without cause or constructively terminated within 12 months following a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. Seattle Genetics does not provide any gross-ups based on taxes attributable to any of the severance benefits described above. Upon termination due to death or disability, each employment agreement also provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation. In addition, the 2007 Plan provides that all outstanding stock options that are vested and exercisable as of the date of the executive’s death or, in the event of the executive’s death within 30 days following the termination of service or the executive’s disability, may be exercised for six months following the executive’s death or, in the event of termination of service due to the executive’s disability, one year following the termination date but in no event after the expiration date of such option.

The Compensation Committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executive officers from being terminated without cause or constructively terminated prior to or after a change in control, or from experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by companies in our peer group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of Seattle Genetics without undue concern over whether such objectives or transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at Seattle Genetics, with only Dr. Siegall receiving vesting acceleration benefits solely as a result of a change in control. In addition, the Compensation Committee believes that the payment-triggering event outside of the death or disability context, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Further, Dr. Siegall’s 100% acceleration of vesting of stock awards upon a change in control is intended to reduce the concern that Dr. Siegall may not have a comparable position in an acquiring company as a result of a change of control and is similar to acceleration provisions of CEOs of peer group companies. More information regarding these arrangements is provided under the heading “Potential Payments upon Termination or Change-in-Control—Employment Agreements.”

2012 Compensation Decisions

CEO Compensation.    Dr. Siegall’s 2012 compensation consisted of base salary, an annual bonus award and annual stock awards. The Compensation Committee determined CEO compensation using methods consistent with those described above under the heading “Compensation Discussion and Analysis—Principal Elements of Compensation.” In January 2012, the Compensation Committee approved an aggregate merit increase of 6.0% to Dr. Siegall’s 2011 base salary (to $700,000 in 2012) in recognition of both his performance as CEO, including the level of achievement of our 2011 corporate performance goals, and an adjustment to approximate competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2013 approved a cash bonus of $577,500 under the 2012 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2012 and set by the Compensation Committee at 110% as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Siegall was awarded a grant of stock options of 185,625 shares and 74,250 restricted stock units in August 2012 in accordance with the methods described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”.

Compensation of the Other Named Executive Officers.    The Compensation Committee reviewed similar considerations for each of the other Named Executive Officers, and our Compensation Committee’s 2012 compensation determination for these executive officers are set forth below.

With respect to Mr. Simpson, the Compensation Committee focused on Mr. Simpson’s leadership of our finance department, including budget and long-range planning goals and managing expenses to such budgets and plans for determination of his individual performance percentage and merit increase. In January 2012, the Compensation Committee approved an aggregate merit increase of 7.0% to Mr. Simpson’s 2011 base salary (to $371,350 in 2012) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2013 also approved a cash bonus of $183,818 under the 2012 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2012 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Simpson was awarded a grant of stock options of 50,000 shares and 20,000 restricted stock units in August 2012 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”.

With respect to Dr. Reynolds, the Compensation Committee focused on Dr. Reynolds’ contribution to initiation of several clinical trials and leadership of the clinical and medical affairs organizations for determination of his individual performance percentage and merit increase. In January 2012, the Compensation Committee approved an aggregate merit increase of 5.0% to Dr. Reynolds’ 2011 base salary (to $432,900 in 2012) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2013 also approved a cash bonus of $214,286 under the 2012 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2012 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Reynolds was awarded a grant of stock options of 65,000 shares and 26,000 restricted stock units in August 2012 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.” Dr. Reynolds resigned from Seattle Genetics effective February 15, 2013.

With respect to Mr. Dobmeier, the Compensation Committee focused on Mr. Dobmeier’s oversight of operational, program management, legal and corporate communications initiatives and his contribution to our business development activities, including our ADC collaboration with AbbVie. In January 2012, the Compensation Committee approved an aggregate merit increase of 4.5% to Mr. Dobmeier’s 2011 base salary (to $442,050 in 2012) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2013 also approved a cash bonus of $243,128 under the 2012 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2012 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Dobmeier was awarded a grant of stock options of 65,000 shares and 26,000 restricted stock units in August 2012 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

With respect to Dr. Boerner, the Compensation Committee focused on Dr. Boerner’s leadership in our commercial operations. In February 2012 in conjunction with his promotion to Senior Vice President, the Compensation Committee approved an aggregate increase of 17% to Dr. Boerner’s 2011 base salary (to $315,000 in 2012) in recognition of the increased responsibilities associated with this promotion and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2013 also approved a cash bonus of $138,600 under the 2012 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2012 and the individual performance as described under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Boerner was awarded a grant of stock options of 40,000 shares and 14,000 restricted stock units in February 2012 in conjunction with his promotion to Senior Vice President, and a grant of stock options of 30,000 shares and 12,000 restricted stock units in August 2012 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

2013 Compensation Decisions

In January 2013, the Compensation Committee, after discussion with management, provided recommended corporate goals to the Board, which were approved by the Board in February 2013. The Compensation Committee also approved the 2013 Executive Bonus Plan in February 2013. In addition to establishing new corporate goals, the Compensation Committee determined to retain the same base pay target percentages for the 2013 Executive Bonus Plan as for the 2012 Executive Bonus Plan as follows:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	75%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Financial Officer (Mr. Simpson)	45%
Senior Vice President (Dr. Boerner)	40%

In addition, in January 2013, the Compensation Committee determined the 2012 annual cash bonus for each executive officer, including the CEO, in accordance with the 2012 Executive Bonus Plan, and set 2013 salaries for the executive officers. The cash bonuses awarded under the 2012 Senior Executive Bonus Plan are described above, and 2013 salaries were determined as described under the heading “Principal Elements of Compensation—Base Salaries” above. The 2013 salaries were set primarily on the basis of benchmarking and adjusted based on, in the case of Dr. Siegall, corporate performance and, in the case of the other Named Executive Officers, individual performance in 2012. Dr. Siegall’s 2013 base salary was set at $725,000, a 3.6% increase from 2012; Mr. Simpson’s 2013 base salary was set at $399,350, a 7.5% increase from 2012; Mr. Dobmeier’s 2013 base salary was set at $457,550, a 3.5% increase from his 2012 base salary; Dr. Reynolds’ 2013 base salary was unchanged as he left the company in February 2013; and Dr. Boerner’s 2013 base salary was set at $357,600, a 13.5% increase from 2012.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m).

The cash compensation paid by Seattle Genetics to each of its executive officers is expected to be below $1 million, except for Dr. Siegall’s compensation. In addition, the Compensation Committee believes that options and stock awards granted under our 1998 Stock Option Plan and our 2007 Plan to such officers will meet the requirements for qualifying as performance-based compensation. Consequently, the Compensation Committee believes that Section 162(m) will not materially affect the tax deductions available to Seattle Genetics with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

We follow the applicable accounting rules for our stock-based compensation awards. In accordance with generally accepted accounting principles, stock-based compensation cost is measured at grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We expect to record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compensation Recovery Plan

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee:

Felix Baker, Ph.D. (chairman)

Daniel G. Welch

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, other than in Seattle Genetics’ Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION AND RISK

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our employees to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•

goals are appropriately set to provide meaningful targets that enhance stockholder value but that are quantifiable by objective criteria and are widely distributed to avoid concentration of compensation on any single target;

•	incentive awards are capped by the Compensation Committee; and

•

as a biotechnology company, we do not face the same level of risks associated with compensation of employees at other companies, such as financial services companies (traders and instruments with a high degree of risk and reward).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, the Compensation Committee consisted of Felix Baker (chairman), David W. Gryska and Daniel G. Welch, none of whom is a current or former officer or employee of Seattle Genetics.

No member of the Compensation Committee or executive officer of Seattle Genetics has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, or earned by, our “principal executive officer,” “principal financial officer,” and the three other highest paid executive officers whose total compensation in fiscal year 2012 exceeded $100,000. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (5)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($) (7)	All Other Compensation ($) (8)	Total ($)
Clay B. Siegall, Ph.D.	2012	696,667	—		1,937,925	2,337,409	577,500	7,980	5,557,481
President and CEO	2011	657,500	519	(1)	1,200,380	2,219,546	807,400	7,830	4,893,175
	2010	627,696	—		—	2,109,258	472,500	7,890	3,217,344

Todd E. Simpson	2012	369,358	—		522,000	629,607	183,818	7,980	1,712,763
Chief Financial Officer	2011	346,537	448	(1)	324,749	493,236	293,454	7,830	1,466,254
	2010	334,617	500	(2)	—	542,381	160,174	7,890	1,045,562

Eric L. Dobmeier	2012	440,463	1,500	(3)	678,600	818,489	243,128	7,980	2,190,160
Chief Operating Officer	2011	412,349	448	(1)	386,589	1,020,403	341,804	7,830	2,169,423
	2010	385,858	—		—	753,307	195,174	7,890	1,342,229

Thomas C. Reynolds, M.D., Ph.D. (9)	2012	431,179	500	(4)	678,600	818,489	214,286	7,980	2,151,034
Former Chief Medical Officer	2011	410,925	448	(1)	427,805	739,850	337,562	7,830	1,924,420
	2010	394,129	—		—	753,307	201,346	7,890	1,356,672

Christopher A. Boerner, Ph.D. (10)	2012	309,298	—		571,640	736,763	138,600	7,980	1,764,281
SVP, Commercial

(1)	Consists of sculptured glass artwork given to all employees, including executive officers, to commemorate the approval of ADCETRIS. The amounts in this column reflect the cost of the artwork together with related payroll taxes.

(2)	Consists of a bonus awarded to Mr. Simpson in October 2010 for his five year anniversary with Seattle Genetics.

(3)	Consists of a $1,500 bonus awarded to Mr. Dobmeier in March 2012 for his ten year anniversary with Seattle Genetics.

(4)	Consists of a bonus awarded to Dr. Reynolds in March 2012 for his five year anniversary with Seattle Genetics.

(5)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units, or RSUs, granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant. Please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Grants of Plan-Based Awards” below for more information regarding the RSUs we granted to the Named Executive Officers in 2012.

(6)	The amounts in this column represent the aggregate full grant date fair value of stock options granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(7)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our annual Senior Executive Bonus Plans as well as, with respect to 2011, the cash awards to the Named Executive Officers under our prior Long-Term Incentive Plan.

(8)	The amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all Named Executive Officers.

(9)	Dr. Reynolds resigned from Seattle Genetics effective February 15, 2013.

(10)	Dr. Boerner was appointed as our Senior Vice President, Commercial in March 2012.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2012.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Target ($)	Maximum ($)
Clay B. Siegall, Ph.D.
Annual Bonus Plan (1)	N/A	525,000	787,500	—	—	—	—
Discretionary Stock Option Award (2)	8/20/12	—	—	—	185,625	26.10	2,337,409
Discretionary RSU Award (3)	8/20/12	—	—	74,250	—	—	1,937,925

Todd E. Simpson
Annual Bonus Plan (1)	N/A	167,108	250,661	—	—	—	—
Discretionary Stock Option Award (2)	8/20/12	—	—	—	50,000	26.10	629,607
Discretionary RSU Award (3)	8/20/12	—	—	20,000	—	—	522,000

Eric L. Dobmeier
Annual Bonus Plan (1)	N/A	221,025	331,538	—	—	—	—
Discretionary Stock Option Award (2)	8/20/12	—	—	—	65,000	26.10	818,489
Discretionary RSU Award (3)	8/20/12	—	—	26,000	—	—	678,600

Thomas C. Reynolds, M.D., Ph.D.
Annual Bonus Plan (1)	N/A	194,805	292,208	—	—	—	—
Discretionary Stock Option Award (2)	8/20/12	—	—	—	65,000	26.10	818,489
Discretionary RSU Award (3)	8/20/12	—	—	26,000	—	—	678,600

Christopher A. Boerner, Ph.D.
Annual Bonus Plan (1)	N/A	126,000	189,000	—	—	—	—
Discretionary Stock Option Award (Promotion) (2)	2/29/12	—	—	—	40,000	18.46	359,000
Discretionary RSU Award (Promotion) (3)	2/29/12	—	—	14,000	—	—	258,440
Discretionary Stock Option Award (2)	8/20/12	—	—	—	30,000	26.10	377,763
Discretionary RSU Award (3)	8/20/12	—	—	12,000	—	—	313,200

(1)	The dollar amounts represent the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award for the year ended December 31, 2012 pursuant to our 2012 Senior Executive Annual Bonus Plan, or the Executive Bonus Plan. The amount shown as target reflects the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2012. An individual must have attained an individual performance percentage of 50% or more to receive any compensation under the Executive Bonus Plan. The amount shown as maximum reflects the payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2012. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2012 under our Executive Bonus Plan for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2012. The Executive Bonus Plan is discussed in greater detail under the heading “Compensation Discussion and Analysis”.

(2)

Discretionary stock options were granted under our 2007 Plan. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date. The 2007 Plan is discussed in greater detail under the heading “Employment Agreements and Arrangements” below.

(3)	Discretionary RSUs were granted under our 2007 Plan. Vesting of all of these discretionary RSUs occurs in full on the third anniversary of the grant date.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements.    Each of our Named Executive Officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see the section of this proxy statement under the heading “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.

Annual Cash Bonus Awards.    Each year, we adopt a Senior Executive Annual Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our 2012 Senior Executive Annual Bonus Plan and our 2013 Senior Executive Annual Bonus Plan, please see the section of this proxy statement under the heading “Compensation Discussion and Analysis—Annual Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above.

Discretionary Stock Awards.    As of August 2011, discretionary stock awards to executives are granted in the form of stock options and restricted stock units upon hire, promotion and generally on an annual basis, and are currently granted pursuant to our 2007 Plan. Prior to August 2011, stock awards were made entirely in the form of stock options. See “Compensation Discussion and Analysis—Long-Term Equity Compensation” for more information regarding the Compensation Committee’s decision to begin granting stock awards in the form of both stock options and restricted stock units. Options granted under the 2007 Plan have a ten year term and generally vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us and pursuant to the 2007 Plan. Options granted under the 2007 Plan carry an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the NASDAQ Global Select Market), and the 2007 Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death or disability, then options held by the executive under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Plan immediately). Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of the executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive’s death but in no event after the expiration date of such option. Generally, if an executive’s service with us terminates as a result of the executive’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option. Each restricted stock unit represents a right to receive one share of our common stock (subject to adjustment for certain specified changes in our capital structure). In the event that restricted stock units vest, we will deliver one share of our common stock for each restricted stock unit that has vested. Discretionary restricted stock units that we granted in 2012 generally vest in full on the third anniversary of the grant date, provided that vesting will cease if an executive’s service with us terminates for any reason.

Under the 2007 Plan, in the event of (i) an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the company, (ii) any sale of all or substantially all of our assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur, then the Board or the compensation committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock award; (ii) accelerate the vesting of stock awards; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive.

Additionally, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards will be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award will be accelerated in full.

For more information regarding grants of stock awards to executives, please see the section of this proxy statement under the headings “Compensation Discussion and Analysis—Long-Term Incentive Compensation” and “Compensation Discussion and Analysis—Post-Termination Protection” above.

Other Compensatory Arrangements.    Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, Seattle Genetics matches fifty percent of the first six percent of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. Prior to April 1, 2013, the matched contributions vested twenty percent annually, such that employees were fully vested after five years from their date of hire. Effective April 1, 2013, the matched contributions vest at twenty-five percent annually, such that employees are fully vested after four years from their date of hire. From time to time, individual executives negotiate other compensatory arrangements in connection with their initial hire.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards granted to the Named Executive Officers that were outstanding as of December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Clay B. Siegall, Ph.D.	6,249	—	3.30	1/31/13
	38,000	—	10.33	2/17/2014
	75,000	—	5.92	1/31/2015
	100,000	—	5.63	1/31/2016
	75,000	—	4.45	9/6/2016
	75,000	—	10.20	5/25/2017
	200,000	—	10.29	8/28/2017
	235,000	—	11.09	8/27/2018
	208,333	41,667	12.16	8/25/2019
	204,166	145,834	12.00	8/27/2020
	100,000	200,000	15.46	8/24/2021
	—	185,625	26.10	8/20/2022
					18,137	(3)	420,234
					60,000	(4)	1,390,200
					74,250	(5)	1,720,373

Total	1,316,748	573,126			152,387		3,530,807

Todd E. Simpson	13,126	—	10.29	8/28/2017
	9,699	—	11.09	8/27/2018
	18,008	14,167	12.16	8/25/2019
	52,500	37,500	12.00	8/27/2020
	22,222	44,445	15.46	8/24/2021
	—	50,000	26.10	8/20/2022
					7,886	(3)	182,719
					13,334	(4)	308,949
					20,000	(5)	463,400

Total	115,555	146,112			41,220		955,068

Eric L. Dobmeier	60,000	—	11.09	8/27/2018
	83,333	16,667	12.16	8/25/2019
	72,916	52,084	12.00	8/27/2020
	14,062	23,438	20.52	6/30/2021
	28,889	57,778	15.46	8/24/2021
	—	65,000	26.10	8/20/2022
					7,886	(3)	182,719
					17,334	(4)	401,629
					26,000	(5)	602,420

Total	259,200	214,967			51,220		1,186,768

Thomas C. Reynolds, M.D., Ph.D.	74,664	—	11.09	8/27/2018
	33,643	20,834	12.16	8/25/2019
	12,605	52,084	12.00	8/27/2020
	4,167	66,667	15.46	8/24/2021
	—	65,000	26.10	8/20/2022
					7,886	(3)	182,719
					20,000	(4)	463,400
					26,000	(5)	602,420

Total	125,079	204,585			53,886		1,248,539

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Christopher A. Boerner, Ph.D	52,083	47,917	15.10	11/30/2020
	7,500	15,000	15.46	8/24/2021
	—	40,000	18.46	2/29/2022
	—	30,000	26.10	8/20/2022
					819	(3)	18,976
					4,500	(4)	104,265
					12,000	(5)	278,040
					14,000	(6)	324,380

Total	59,583	132,917			31,319		725,661

(1)

All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the vesting commencement date of such award, which vesting commencement date for each award is based on the date of hire of such person for their initial grant and thereafter on the grant date of such award. 1/36th of the remaining unvested shares vest on an equal monthly basis thereafter until the award is fully vested on the fourth anniversary of the vesting commencement date.

(2)	The market value of the restricted stock unit award is based on the closing stock price of $23.17 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2012.

(3)	Restricted stock unit awards vest in full on August 19, 2013.

(4)	Restricted stock unit awards vest in full on August 24, 2014.

(5)	Restricted stock unit awards vest in full on August 20, 2015.

(6)	Restricted stock unit award vests in full on February 28, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding option exercises by our Named Executive Officers for the year ended December 31, 2012. None of our Named Executive Officers had any vesting of restricted stock unit awards during 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Clay B. Siegall, Ph.D.	64,500	1,199,009
Todd E. Simpson	382,737	6,818,405
Eric L. Dobmeier	242,804	3,091,031
Thomas C. Reynolds, M.D., Ph.D.	406,077	5,511,686
Christopher A. Boerner, Ph.D.	—	—

(1)	The value realized on exercise is the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with Seattle Genetics. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2012 and that all eligibility requirements under the respective agreement were satisfied.

Name and Principal Position	Involuntary Termination (1)
	Before or more than 12 months after a Change in Control ($)	Within 12 months after a Change in Control ($)	Upon a Change in Control ($) (2)	Termination due to Death or Disability ($) (3)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	725,000	1,450,000	—	—
Lump sum bonus award payment	577,500	577,500	—	577,500
Health benefit continuation	3,014	6,028	—	—
Vacation payout	42,928	42,928	—	42,928
Stock Award acceleration (4)	2,434,613	7,160,526	7,160,526	—

Total	3,783,055	9,236,982	7,160,526	620,428

Todd E. Simpson
Chief Financial Officer
Base salary continuation	399,350	399,350	—	—
Lump sum bonus award payment	183,818	183,818	—	183,818
Health benefit continuation	3,014	3,014	—	—
Vacation payout	35,067	35,067	—	35,067
Stock Award acceleration (4)	718,523	1,872,593	—	—

Total	1,339,772	2,493,842	—	218,885

Eric L. Dobmeier
Chief Operating Officer
Base salary continuation	457,550	457,550	—	—
Lump sum bonus award payment	243,128	243,128	—	243,128
Health benefit continuation	3,014	3,014	—	—
Vacation payout	23,853	23,853	—	23,853
Stock Award acceleration (4)	907,180	2,459,629	—	—

Total	1,634,725	3,187,174	—	266,981

Thomas C. Reynolds, M.D., Ph.D.
Former Chief Medical Officer (5)
Base salary continuation	432,900	432,900	—	—
Lump sum bonus award payment	214,286	214,286	—	214,286
Health benefit continuation	3,014	3,014	—	—
Vacation payout	17,628	17,628	—	17,628
Stock Award acceleration (4)	953,914	2,573,702	—	—

Total	1,621,742	3,241,530	—	231,914

Christopher A. Boerner, Ph.D.
Senior VP, Commercial
Base salary continuation	357,600	357,600	—	—
Lump sum bonus award payment	138,600	138,600	—	138,600
Health benefit continuation	2,939	2,939	—	—
Vacation payout	19,864	19,864	—	19,864
Stock Award acceleration (4)	350,445	1,416,401	—	—

Total	869,448	1,935,404	—	158,464

(1)	Each employment agreement provides that in the case of involuntary termination occurring at any time prior to or 12 months after a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, a lump-sum payment equal to a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock awards (i.e., stock options and restricted stock units). In the case of involuntary termination occurring within 12 months after a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock awards, except that Dr. Siegall is entitled to 24 months of base salary and 24 months of continued health benefits in addition to the other benefits. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each Named Executive Officer’s employment agreement set forth below under the heading “Employment Agreements.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock awards.

(3)	Upon termination due to death or disability, each employment agreement provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation.

(4)	The value of stock award vesting acceleration is based on the closing stock price of $23.17 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2012 with respect to unvested restricted stock units and in-the-money unvested stock option shares (and in the case of unvested stock option shares, minus the exercise price of the unvested option shares).

(5)	Dr. Reynolds resigned from Seattle Genetics effective February 15, 2013. Dr. Reynolds did not receive any cash severance, vesting acceleration or other equity award benefits in connection with his resignation pursuant to his employment agreement or otherwise.

Employment Agreements

In October 2001, Seattle Genetics entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. In December 2008, Dr. Siegall’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Siegall’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $725,000 for 2013, and may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Senior Executive Annual Bonus Plans. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Board of Directors or the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months (or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause within 12 months following a change in control of Seattle Genetics), payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock award vesting acceleration equal to an additional 12 months of vesting, as well as a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment. The employment agreement additionally provides that, in the event of a change in control, all of Dr. Siegall’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2005, Seattle Genetics entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. In December 2008, Mr. Simpson’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Simpson’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $399,350 for 2013, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of our common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with Seattle Genetics and the terms of our 1998 Stock Option Plan. If Mr. Simpson’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Simpson will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Simpson is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Simpson is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Simpson’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Simpson’s resignation from all positions held by Mr. Simpson and execution of a full release and waiver of claims. Mr. Simpson’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Eric L. Dobmeier, our current Chief Operating Officer. In December 2008, Mr. Dobmeier’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Dobmeier’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $457,550 for 2013, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Mr. Dobmeier’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Dobmeier will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Dobmeier is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Dobmeier is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Dobmeier’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Dobmeier’s resignation from all positions held by Mr. Dobmeier and execution of a full release and waiver of claims. Mr. Dobmeier’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In April 2007, Seattle Genetics entered into an employment agreement with Thomas C. Reynolds, our former Chief Medical Officer. In December 2008, Dr. Reynolds’ employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Reynolds’ amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $432,900 for 2013, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. If Dr. Reynolds’ employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Reynolds will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Reynolds is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Reynolds is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Reynolds’ stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Reynolds’ resignation from all positions held by Dr. Reynolds and execution of a full release and waiver of claims. Dr. Reynolds’ employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause. Dr. Reynolds resigned from Seattle Genetics effective February 15, 2013 and no severance payments were made to him pursuant to his employment agreement.

In April 2012, Seattle Genetics entered into an employment agreement with Christopher Boerner, Ph.D., our current Senior Vice President, Commercial. Dr. Boerner’s employment agreement provides that he receive an annual base salary, which is currently set at $357,600 for 2013, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Dr. Boerner’s employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Boerner will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Boerner is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Boerner is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Boerner’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Dr. Boerner’s resignation from all positions held by Dr. Boerner and execution of a full release and waiver of claims. Dr. Boerner’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

Other Termination Benefits

Other than as set forth in each Named Executive Officer’s employment agreement and except as otherwise provided by applicable law, the Named Executive Officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under the 2007 Plan and our Amended and Restated 1998 Stock Option Plan, or 1998 Plan, in the event of a change in control of Seattle Genetics, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan or the 1998 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full. The value of such stock option acceleration in full for each Named Executive Officer, assuming such termination or event was effective as of December 31, 2012, is set forth in the Potential Payments Upon Termination or Change-In-Control table above under the column “Involuntary Termination—Within 12 months after a Change in Control”.

Under the 2007 Plan, if a Named Executive Officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under the heading “Employment Agreements and Arrangements—Option Awards.” The terms of the 1998 Plan are substantially similar to the 2007 Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise required to be disclosed by Seattle Genetics under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.

Certain Transactions With or Involving Related Persons

Indemnification Agreement.    Seattle Genetics has entered into indemnification agreements with its directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our Amended and Restated 2007 Equity Incentive Plan, our Amended and Restated 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our Amended and Restated 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Amended and Restated 2007 Equity Incentive Plan	11,006,219	15.48	(1)	3,681,091
Amended and Restated 1998 Stock Option Plan	1,715,167	7.82		—	(2)
2000 Directors’ Stock Option Plan	299,881	10.31		—	(3)
Amended and Restated 2000 Employee Stock Purchase Plan	—	—		511,159	(4)
Equity compensation plans not approved by stockholders:	—	—		—

Total	13,021,267			4,192,250

(1)	The number of securities to be issued upon exercise of outstanding options and rights (column (a)) includes shares subject to restricted stock units granted under the 2007 Plan, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options and rights (column(b)) excludes the grant of restricted stock units.

(2)	The Amended and Restated 1998 Stock Option Plan expired on December 23, 2007.

(3)	The 2000 Directors’ Stock Option Plan expired on March 7, 2011.

(4)	As of December 31, 2012, 511,159 shares remained available for future issuance under our Amended and Restated 2000 Employee Stock Purchase Plan, or our ESPP. As of March 22, 2013, 404,648 shares remained available for purchase in the current purchase period under our ESPP.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report to Stockholders and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying Annual Report to Stockholders may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by sending a written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823—30th Drive SE, Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 8, 2013

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 16, 2013.
Vote by Internet
• Go to www.investorvote.com/SGEN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals	—	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES FOR
			DIRECTOR LISTED BELOW AND “FOR” PROPOSAL NOS. 2 and 3.	+

1. Election of Directors:	01 - Marc E. Lippman, M.D.	02 - Franklin M. Berger	03 - Daniel G. Welch

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01MFVB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SEATTLE GENETICS, INC.

2013 Annual Meeting of Stockholders – May 17, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEATTLE GENETICS, INC.

The undersigned hereby appoints Clay B. Siegall and Eric L. Dobmeier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Seattle Genetics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of Seattle Genetics, Inc. (the “Meeting”) to be held on Friday, May 17, 2013 at 11:00 a.m. local time at the principal offices of Seattle Genetics, Inc. located at 21823 – 30th Drive S.E., Bothell, Washington 98021 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)